Exhibit 5.1

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM
June 6, 2024
Hyzon Motors Inc.
599 South Schmidt Road
Bolingbrook, Illinois 60440
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
In connection with the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of Hyzon Motors Inc., a Delaware corporation (the “Company”), proposed to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, you have requested our opinions set forth below.
You have provided us with a copy of the Registration Statement, which relates to (1) the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of up to $250,000,000 in aggregate amount of any of the following: (i) shares of the Company’s class A common stock, $0.0001 par value (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.0001 par value (the “Preferred Stock”); (iii) contracts (the “Purchase Contracts”) that obligate holders to purchase from the Company, and the Company to sell to these holders, shares of Common Stock, shares of Preferred Stock or Debt Securities (as defined below) at a future date; (iv) units (the “Units”) consisting of a combination of Common Stock, Preferred Stock, Purchase Contracts, Debt Securities (as defined below) and Warrants (as defined below); (v) debt securities of the Company, which may be either senior or subordinated (the “Debt Securities”); (vi) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock, Debt Securities or other securities of the Company; and (vii) subscription rights (“Subscription Rights”) to purchase Common Stock, Preferred Stock, Debt Securities, Purchase Contracts, Units, Warrants or any combination thereof and (2) up to 19,620,185 shares of Common Stock (the “Secondary Shares”) to be sold by certain selling stockholders (collectively, the “Selling Stockholders”). The Common Stock, the Preferred Stock, the Purchase Contracts, the Units, the Debt Securities, the Warrants, the Subscription Rights and the Secondary Shares are referred to herein collectively as the “Securities.”
We understand that (i) any Units may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and the unit agent named therein (“Unit Agent”) substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference; (ii) any Debt Securities will be issued in one or more series pursuant to (a) an

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June 6, 2024

indenture for subordinated Debt Securities substantially in the form of exhibit 4.8 to the Registration Statement (the “Subordinated Indenture”) or (b) an indenture for senior Debt Securities substantially in the form of exhibit 4.7 to the Registration Statement (the “Senior Indenture” and, together with the Subordinated Indenture, the “Indentures”), in each case, between the Company, the registrar named therein (the “Registrar”) and the trustee named therein (the “Trustee”),  (iii) any Warrants may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent named therein (“Warrant Agent”) substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference; and (iv) any Subscription Rights may be issued pursuant to one or more rights agreements (each, a “Rights Agreement”) and/or rights certificate (“Rights Certificate”) between the Company and the subscription rights agent named therein (“ Rights Agent”) substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. As used herein, “Transaction Agreements” means the Unit Agreements, the Indentures, the Warrant Agreements, the Rights Agreements, the Rights Certificates, and the Purchase Contracts.
In connection with this opinion, we have examined (i) the Registration Statement, including the prospectus constituting a part thereof and the exhibits thereto (including those incorporated by reference), each constituting a part of the Registration Statement; (ii) the Company’s Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), and the Company’s Second Amended and Restated Bylaws (“Bylaws”); (iii) the Subordinated Indenture; (iv) the Senior Indenture; (v) resolutions of the Board of Directors of the Company relating to the registration of the Securities and the issuance of the Secondary Shares; and (vi) originals or copies, certified or otherwise identified to our satisfaction of such records, agreements and instruments of the Company, certificates and receipts of public officials and of officers or other representatives of the Company, and such other documents and records, and such matters of law, as we have deemed necessary or appropriate as a basis for the opinions stated below. In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to various questions of fact material to this opinion, we have relied upon, without independent verification of their accuracy, certificates of public officials, statements and representations of officers and other representatives of the Company, and statements of fact contained in documents we have examined.
The opinions expressed herein presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities (other than the Secondary Shares) referred to therein: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will comply with the Securities Act and the

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applicable Rules and Regulations and has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to such Securities offered thereby will have been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement; (iv) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to an underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (v) the issuance and sale of such Securities (and the terms and conditions thereof) have been duly authorized and approved on behalf of the Company; (vi) the terms of the applicable Transaction Agreements and the issuance and sale of such Securities have been duly established in conformity with the requisite organizational documents of the Company, so as not to violate any applicable law, or any of its organizational documents, or result in a default under or breach of any agreement or instrument binding upon the Company, so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrant Agent, the Rights Agent, the Unit Agent, the Trustee, and the Registrar, as applicable; (vii) a Form T-1 will be filed with the Commission with respect to the trustee executing any indenture or any supplemental indenture to such indenture; (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (ix) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Certificate of Incorporation and not otherwise reserved for issuance.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1.    With respect to any shares of the Common Stock offered by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the General Corporation Law of the State of Delaware (“DGCL”) representing the shares of Offered Common Stock are duly executed and countersigned, and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreements and, if distributed pursuant to an underwritten offering, in accordance with the provisions of the underwriting agreement or purchase agreement with respect thereto, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value per share of the Common Stock.

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2.    With respect to any shares of the Preferred Stock offered by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company, or a duly authorized committee thereof, has duly adopted a Certificate of Amendment to the Company’s Certificate of Incorporation establishing voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares of the Offered Preferred Stock, as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to such Preferred Stock, in accordance with the DGCL, (c) such Certificate of Amendment to the Company’s Certificate of Incorporation with respect to any such established voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares of Offered Preferred Stock shall have been duly filed with and accepted for record by the State of Delaware in the form and manner required by law, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned, and (e) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreements and, if distributed pursuant to an underwritten offering, in accordance with the provisions of the underwriting agreement or purchase agreement with respect thereto, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value per share of the Preferred Stock.
3.    With respect to any Purchase Contracts offered by the Company pursuant to the Registration Statement (the “Offered Purchase Contracts”), when (a) the general conditions shall have been satisfied, (b) the shares of Common Stock, shares of Preferred Stock, or Debt Securities included in such Offered Purchase Contracts have been duly authorized for issuance by the Company, (c) the terms of the Common Stock, Preferred Stock, or Debt Securities included in the Offered Purchase Contracts have been established in accordance with the applicable Offered Purchase Contracts, and (d) the Offered Purchase Contracts have been duly executed and delivered in accordance with the provisions of thereof, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Purchase Contracts and, if distributed pursuant to an underwritten offering, in accordance with the provisions of the underwriting agreement or purchase agreement with respect thereto, and upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.
4.    With respect to any Units offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (a) the general conditions shall have been satisfied, (b) the shares of Common Stock, shares of Preferred Stock, Purchase Contracts, Debt

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Securities, Warrants, or other securities or a combination thereof included in such Offered Units have been duly authorized for issuance by the Company, (c) the terms of the Offered Units have been established in accordance with the applicable Unit Agreement (if any), and (d) the Offered Units have been duly executed (if certificated) and delivered in accordance with the provisions of the applicable Unit Agreement (if any), the Offered Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Unit Agreement (if any) and, if distributed pursuant to an underwritten offering, in accordance with the provisions of the underwriting agreement or purchase agreement with respect thereto, and upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.
5.    Each series of Debt Securities will be valid and binding obligations of the Company enforceable in accordance with their terms, when (a) the general conditions shall have been satisfied, (b) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and a Form T-1 shall have been filed with the Commission and become effective under the TIA with respect to the trustee executing the Indenture or any related supplemental indenture, (c) the Indenture (and any related supplemental indenture) shall have been duly executed and delivered by the Company, the Trustee, and the Registrar, as applicable, and (d) such series of Debt Securities shall have been (i) duly executed by the Company, authenticated by the Trustee as provided in the Indenture and issued by the Company and (ii) issued and sold or otherwise distributed in accordance with the provisions of the applicable Indenture (and any related supplemental indenture) and, if distributed pursuant to an underwritten offering, in accordance with the provisions of the underwriting agreement or purchase agreement with respect thereto, and upon payment of the agreed-upon consideration therefor.
6.    With respect to any Warrants offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the shares of Common Stock, shares of Preferred Stock or other securities described in the Registration Statement for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company, (c) the terms of the Offered Warrants have been established in accordance with the Warrant Agreement (if any), and (d) the Offered Warrants have been duly executed (if certificated) and delivered in accordance with the provisions of the applicable Warrant Agreement (if any), the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Agreement (if any) and, if distributed pursuant to an underwritten offering, in accordance with the provisions of the underwriting agreement or purchase agreement with respect thereto, and upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

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7.    With respect to any Subscription Rights offered by the Company pursuant to the Registration Statement (the “Offered Rights”), when (a) the general conditions shall have been satisfied, (b) the shares of Common Stock, shares of Preferred Stock, Purchase Contracts, Debt Securities, Warrants, or other securities or a combination thereof for which the Offered Rights are exercisable have been duly authorized for issuance by the Company, and (c) the Offered Rights have been duly executed (in the case of certificated Subscription Rights) and delivered in accordance with the provisions of the applicable Rights Agreement (if any), the Offered Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Rights Agreement (if any) and, if distributed pursuant to an underwritten offering, in accordance with the provisions of the underwriting agreement or purchase agreement with respect thereto, and upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.
8.    Any Secondary Shares to be offered by the Selling Stockholders have been duly authorized and are validly issued, fully paid and non-assessable.
We express no opinion herein as to the laws of any state or jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Notwithstanding the foregoing, we express no opinion as to the applicability or effect of any state securities laws, including the securities laws of the States of Delaware and New York, or as to state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than those set forth above in this paragraph, we do not express any opinion on such matter.
The opinions stated herein are subject to the following qualifications:
(a)    the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);
(b)    we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;
(c)    except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

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(d)    to the extent relevant to our opinions in paragraphs 3, 4, 5, 6, and 7, and not covered by our opinions in paragraphs 1 or 2, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Purchase Contracts, Units, Debt Securities, Warrants or Subscription Rights are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms; and
(e)    we have assumed that any Purchase Contracts, Units, Debt Securities, Warrants and Subscription Rights that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any Warrant Agent, Rights Agent, Unit Agent, Registrar and Trustee, as the case may be.
In addition, in rendering the foregoing opinions we have assumed that:
(x)    neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company, or its property is subject, (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) except to the extent expressly stated in the opinions contained herein, violates or will violate any law, rule or regulation to which the Company or its property is subject;
(y)    neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and
(z)    the validity, construction, and enforceability of the Transaction Agreements will be governed by the laws of the State of New York.
This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

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This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein. This opinion may not be used for any other purpose without our records written consent, which we may grant or withhold in our sole discretion.
Very truly yours,
/s/ Foley & Lardner LLP
Foley & Lardner LLP